Exhibit 23
                                   ----------

                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
LaserSight Incorporated:

We consent to incorporation by reference in the registration statement (No. 33-96390) on Form S-8, registration statement (No. 33-52170) on Form S-8, registration statement (No. 333-16817) on Form S-8, registration statement (No. 333-16823) on Form S-8, registration statement (No. 333-2198) on Form S-3, registration statement (No. 333-25237) on Form S-3, registration statement (No. 333-36655) on Form S-3 and registration statement (No. 333-36837) on Form S-3 of LaserSight Incorporated of our report dated February 27, 1998, with respect to the consolidated balance sheets of LaserSight Incorporated and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 annual report on Form 10-K of LaserSight Incorporated.



                                           /s/ KPMG Peat Marwick LLP

St. Louis, Missouri
March 30, 1998